Exhibit 4.5

THIRD PARTY

ASSIGNMENT OF LEASES, RENTS AND PURCHASE AGREEMENTS

THIS THIRD PARTY ASSIGNMENT OF LEASES, RENTS AND PURCHASE AGREEMENTS is made this _____ day of , 2008 by LEE OIL COMPANY, INC., a Virginia corporation (“Assignor”) whose address is P.O. Box 487, U.S. Highway Old 58, Ewing, Virginia 24248 in favor of CHOICE FINANCIAL GROUP, a North Dakota state bank (“Lender”), whose address is 1697 South 42nd Street, Grand Forks, North Dakota 58201.

WHEREAS, Heartland, Inc., a Nevada corporation (“Borrower”) executed and delivered to Lender a Promissory Note in the original principal amount of $3,250,000.00 (the “Note”) dated of even date herewith; and

WHEREAS, payment of the Note and all other obligations of Borrower in connection with the Note is secured by a Third Party Deed of Trust, Assignment and Security Agreement (the “Deed of Trust”) covering certain real property located inCounty, Virginia, legally described on “Exhibit A” attached hereto and incorporated herein by reference and the buildings, improvements, fixtures and personal property now or hereafter located thereon (the “Mortgaged Premises”).

Lender, as a condition to make the loan evidenced by the Note has requested the execution of this Assignment; and

ASSIGNMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I. Assignment

1.1.          Assignor does hereby grant, transfer and assign to Lender all of the right, title and interest of Assignor in and to:

(a) Any and all present or future leases, subleases, ground leases, concessions, licenses, other use contracts or tenancies, whether written or oral, covering or affecting any or all of the Mortgaged Premises or all or any part of any present or future improvements located on the Mortgaged Premises, together with any and all extensions, modifications and renewals thereof (collectively, the “Leases”);

(b) All rents, fees, charges, profits, income and other payments of every kind due or payable or to become due or payable to Assignor, by virtue of the Leases, or otherwise due and payable or to become due or payable to Assignor as a result of any use, possession or occupancy of any portion or portions of the Mortgaged Premises or as the result of the use of or lease of any personal property on or in the Mortgaged Premises (collectively, the “Rents”), whether the Rents accrue before or after foreclosure of the Deed of Trust or during the period of redemption thereof; and

(c) Any and all present and future purchase agreements, reservation agreements, letters of intent, option agreements and any other agreements for the purchase and sale of all or any portion of the Mortgaged Premises, together with any and all extensions, modifications and amendments thereof and all earnest money and all other deposits described therein (collectively, the “Purchase Agreements”).

1.2.          This Assignment is made for the purpose of securing the following (the “Obligations”):

(a) Payment of all indebtedness evidenced by the Note and all other sums secured by the Deed of Trust and this Assignment; and

(b) Performance and discharge of each and every obligation, covenant and agreement contained in the Note, the Deed of Trust and related Loan Agreement, Guaranty, Environmental Indemnification Agreement and all other documents executed in connection with the Note (collectively, “Loan Documents”).

ARTICLE II.
Warranties and Representations

2.1.          Assignor hereby covenants and warrants to Lender that:

(a)            Assignor is now and will be absolute owner of (i) the Leases, (ii) the Rents, and (iii) the Purchase Agreements, with full right, title, power and authority to assign the same and the Leases, the Rents and the Purchase Agreements have not been, and will not be mortgaged, pledged, assigned or in any manner encumbered except as set forth in this Assignment;

(b) Each Lease and each Purchase Agreement now in existence and executed after the date hereof is and shall be valid and enforceable in accordance with its terms, and no Lease or Purchase Agreement has been or shall be materially altered, modified or amended without the prior written consent of Lender;

(c) No part of the Mortgaged Premises is the homestead of any person or used for agricultural purposes;

(d) As to any Lease or Purchase Agreement now in existence, neither Assignor nor the other party to any Lease or Purchase Agreement is now in default under any of the terms, covenants or conditions thereof, and Assignor has not waived, and will not waive, any provision thereunder to be complied with by the other party thereto;

(e) Assignor has not performed any act or executed any instrument and is not bound by any law, charter or agreement which might prevent Lender from operating under any of the terms and conditions hereof, or which would limit Lender in such operation; and

(f) No Rents, earnest money or other deposits have been waived, anticipated, discounted, compromised or released, except as may be permitted by the Leases or the Purchase Agreements, provided, however, that Assignor may collect, in advance, the first and last month’s rent due under any Lease, and the tenants under the Leases have no defenses, setoffs or counterclaims against Assignor.

 2.2.To protect the security of this Assignment, Assignor agrees as follows:

(a) To faithfully abide by, perform and discharge each and every obligation, covenant and agreement which Assignor is now or hereafter becomes liable to observe or perform under any present or future Lease and/or Purchase Agreement; to give prompt written notice to Lender of any notice of default on the part of Assignor received from a tenant under any Lease or any buyer under any Purchase Agreement; at the sole cost and expense of Assignor, to enforce or secure the performance of each and every obligation, covenant, condition and agreement to be performed by the tenant under each and every Lease or any buyer under any Purchase Agreement; not to borrow against, pledge or assign the Leases, Rents or Purchase Agreements, or anticipate the Rents except as herein permitted, or materially reduce the amount of the Rents or other payments under the Leases or purchase price under any Purchase Agreement or waive, excuse, condone, or in any manner release or discharge the tenants or buyers thereunder of or from the material obligations, covenants, conditions and agreements by said tenants or buyers to be performed, including the obligation to pay the Rents called for thereunder or close the sale of any portion of the Mortgaged Premises under any Purchase Agreement in the manner and at the place and time specified therein; and not to terminate any of the Leases or Purchase Agreements or accept a surrender thereof except by reason of the expiration of the stated terms of the Leases or otherwise with the consent of Lender;

(b) At Assignor’s sole cost and expense, to appear in and defend any action or proceeding arising under, growing out of or in any manner connected with any Lease, Purchase Agreement or the obligations, duties or liabilities of Assignor or any tenant or buyer thereunder, and to pay all costs and expenses of Lender, including reasonable attorneys’ fees, in any such action or proceeding in which Lender may appear or with respect to which it may incur costs;

(c) To transfer and assign to Lender, upon written notice by Lender, any and all specific Leases or Purchase Agreements Lender requests. Such transfer or assignment by Assignor shall be upon the same or substantially the same terms and conditions as are herein contained, and Assignor will properly file or record such assignments, at Assignor’s expense, if requested by Lender;

(d) To transfer, upon demand, to Lender any security deposits, earnest money or other deposits held by Assignor or any third party under the terms of the Leases or any Purchase Agreement. Such security deposits, earnest money or other deposits may be held by Lender without any allowance of interest thereon and shall become the absolute property of Lender, to be applied in accordance with the provisions of the Leases and the Purchase Agreements. Until Lender makes such demand and the deposits, earnest money and other deposits are paid over to Lender, Lender assumes no responsibility to the tenants or buyers of any portion of the Mortgaged Premises under the Leases or Purchase Agreement for any such security deposits, earnest money or other deposits; and

(e) To pay immediately upon demand all sums expended by Lender under the authority hereof, together with interest thereon at the rate then in effect for the Term Note, and the same shall be added to the said indebtedness and shall be secured hereby and by the Deed of Trust.

 2.3. Should Borrower fail to make any payment in connection with the Obligations or should Assignor fail to do any act as herein provided, then Lender may, but without obligation to do so, and without releasing Assignor from any obligation hereof, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof, including, specifically, without limiting its general powers, the right to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Lender, and also the right to perform and discharge each and every obligation, covenant, and agreement of Assignor contained in the Leases and the Purchase Agreements, and in exercising any such powers to pay necessary costs and expenses, employ counsel and pay reasonable attorneys’ fees. Assignor hereby irrevocably constitutes and appoints Lender or any representative of Lender its true and lawful attorney in Assignor’s name and stead:

(a) To perform all of the acts and things required of Assignor in this Section 2.3; and

(b) To perform all acts and things provided in Section 4.1 hereof.

provided that Lender shall not so act on behalf of Assignor until after the occurrence of an event of default which remains uncured after the applicable cure period.

ARTICLE III.
Present Assignment

This assignment shall constitute a perfected, absolute and present assignment, provided that, so long as no default exists in the Obligations, Assignor may collect, but not prior to accrual, except as otherwise set forth herein, all Rents (but not amounts paid under any Purchase Agreement), and may retain and use the same:

(a) For payment to Lender of the Obligations;

(b) For the accounting for or repayment when due of all tenant security deposits, with interest thereon, pursuant to the provisions of applicable laws;

(c) For payment of all delinquent or current real estate taxes and special assessments payable with respect to the Mortgaged Premises, or if the Deed of Trust requires periodic escrow payments for such taxes and assessments, to the escrow payments then due;

(d) For payment of all premiums then due for the insurance required by the provisions of the Deed of Trust, or if the Deed of Trust requires periodic escrow payments for such premiums, to the escrow payments then due;

(e) For payment of expenses incurred for the keeping of the covenants required of a lessor or licensor pursuant to the provisions of applicable laws;

(f) For payment of expenses incurred for normal maintenance and repairs of the Mortgaged Premises; and

(g)The remainder thereof for the enjoyment of Assignor.

The provisions of the foregoing section are intended to be a mere license in favor of Assignor and a mere deferral of Lender’s exercise of its perfected, absolute and present rights hereunder, and shall not be construed to be a future assignment thereof.

ARTICLE IV.
Lender’s Rights

4.1.          Upon or at any time after the existence of an Event of Default in any of the Obligations, as defined therein, Lender may, at its option, either:

(a) Collect and receive Rents directly from tenants, and in the name, place and stead of Assignor do and perform the acts and things which a receiver is authorized to do or perform pursuant to Sections 4.3 and 4.4 of this Article, in which event this Assignment shall operate against and be binding, as well as upon Assignor, upon the tenants of the Mortgaged Premises;

(b) Apply for, and Assignor hereby consents to, the appointment of a receiver of the Mortgaged Premises; and/or

(c) Close of the sale of any portion of the Mortgaged Premises under any Purchase Agreement and apply the proceeds as provided herein.

 4.2. Lender shall be entitled to the rights and remedies granted herein whether or not proceedings for the foreclosure of the Deed of Trust have been commenced, and if such proceedings have been commenced, whether or not a foreclosure sale has occurred, without regard to waste, adequacy of the security, or solvency of Assignor. The exercise of any of the foregoing rights or remedies shall not cure or waive any Event of Default in the Obligations or invalidate any act done by virtue of such Event of Default.

 4.3. All Rents, earnest money and other deposits and sale proceeds under any Purchase Agreement collected by Lender, or by a receiver, as the case may be, shall be held and applied in the following order:

(a) To payment of all reasonable fees and costs of the receiver, if any, approved by the court;

(b) To the accounting for or repayment when due of all tenant security deposits, with interest thereon, pursuant to the provisions of applicable laws;

(c) To payment of all delinquent or current real estate taxes and special assessments payable with respect to the Mortgaged Premises, or if the Deed of Trust requires periodic escrow payments for such taxes and assessments, to the escrow then due;

(d) To payment of all premiums then due for the insurance required by the provisions of the Deed of Trust, or if the Deed of Trust required periodic escrow payments for such premiums, to the escrow payments then due;

(e) To payment of expenses incurred for the keeping of the covenants required of a lessor or licensor pursuant to the provisions of applicable laws;

(f) To payment of expenses incurred for normal maintenance and repairs of the Mortgaged Premises;

(g) To Lender in payment of the Obligations in such order of application as Lender may elect.

The rights, powers and remedies of Lender under this Assignment and the application of the Rents, earnest money and other deposits pursuant to this Section 4.3 shall continue and remain in full force and effect both before and after commencement of any action or proceeding to foreclose the Deed of Trust, after the foreclosure sale of the Mortgaged Premises in connection with the foreclosure of the Deed of Trust, and until expiration of the period of redemption, if any, from any such foreclosure sale, whether or not any deficiency from the unpaid balance of the Obligations exists after such foreclosure sale.

4.4.If the Mortgaged Premises are sold at a foreclosure sale:

(a) If Lender is the purchaser at the foreclosure sale, the Rents, earnest money and other deposits shall be paid to Lender to be applied to the extent of any deficiency remaining after the sale, the balance to be retained by Lender. In such case, if the Mortgaged Premises are redeemed by Assignor or any other party entitled to redeem, the Rents, earnest money and other deposits shall be applied first to the items described in Article 4.3, (a) through (g) above, and the balance thereof as a credit against the redemption price, with any remaining excess to be paid to Borrower. If the Mortgaged Premises are not redeemed, any remaining excess shall belong to Lender, whether or not a deficiency exists;

(b) If Lender is not the purchaser at the foreclosure sale, the Rents, earnest money and other deposits shall be paid to Lender to be applied first to the extent of any deficiency remaining after the sale, and the balance shall be retained by the purchaser. In such case, if the Mortgaged Premises are redeemed by Assignor or any other party entitled to redeem, the Rents, earnest money and other deposits received following the date of the foreclosure sale shall be applied as a credit against the redemption price and any remaining excess shall be paid to Borrower. If the Mortgaged Premises are not redeemed any remaining Rents shall be paid: first to the purchaser at the foreclosure sale in an amount equal to the interest accrued upon the sale price pursuant to applicable laws; second to Lender to the extent of any deficiency remaining unpaid; and third, the remainder to the purchaser.

 4.5. A receiver appointed pursuant hereto shall have the authority granted to it by applicable laws, and without limitation shall be entitled to (i) enter upon, take possession of, manage and operate the Mortgaged Premises; (ii) make, enforce, modify and accept the surrender of Leases; (iii) obtain or evict tenants; (iv) fix or modify Rents and do any acts which the receiver deems proper to protect the Mortgaged Premises; (v) sue for or otherwise collect and receive all Rents, including those past due and unpaid, and enforce all rights of Assignor under the Leases; (vi) make any repairs or alterations and improvements to the Mortgaged Premises or any part thereof which the receiver deems proper; (vii) order, purchase, cancel, modify, amend and/or in any and all ways control and deal with any and all policies of insurance of any kind and all kinds now or hereafter on or in connection with the whole or any part of the Mortgaged Premises and to adjust any loss of damage thereunder; (viii) adjust, bring suit at law or in equity for, settle or otherwise deal with, any taking of any or all of the Mortgaged Premises for public purposes or any claim for real or alleged harm or damage to said Mortgaged Premises and execute and/or render any and all instruments deemed by the receiver to be necessary or appropriate in connection therewith; (ix) adjust, settle or otherwise deal with any real estate tax abatements and execute and/or render any and all instruments deemed by the receiver to be necessary or appropriate in connection therewith, and (x) enter into purchase agreements for the sale of any portion of the Mortgaged Premises or otherwise amendment, modify or cancel any Purchase Agreement or otherwise close on the sale of any portion of the Mortgaged Premises.

4.6. Assignor shall pay, and shall indemnify Lender against, any and all reasonable attorneys’ fees and expenses incurred by Lender in exercising its rights and remedies hereunder.

   4.7. Lender shall not be obligated to collect or attempt to collect any Rents which are not in fact paid to it or its agent. Further, Lender shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability of Assignor under any Lease or any Purchase Agreement, or to do any of the things for which rights, interests, power and/or authority are herein granted to Lender. This Assignment shall not operate to place responsibility for the control, care, management or repair of the Mortgaged Premises upon Lender, nor for the carrying out of any of the terms and conditions of the Leases or Purchase Agreements; nor shall it operate to make Lender responsible or liable for any waste committed on the Mortgaged Premises by the tenants or any other party, or for any dangerous or defective condition of the Mortgaged Premises or for any negligence in the management, upkeep, repair or control of the Mortgaged Premises resulting in loss or injury or death to any tenant, licensee, employee or stranger. Assignor shall defend and indemnify Lender against and hold it harmless from any liability, loss or damage which it may incur under any Lease, Purchase Agreement or under this Assignment and from any claims and demands which may be asserted against it by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease, or Purchase Agreement, except where such liability, loss or damage arises from the negligence or willful misconduct of Lender, its employees or agents. If Lender incurs any such liability, loss or damage under any Lease, Purchase Agreement or under this Assignment, or in the defense against any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys’ fees, together with interest thereon at the rate then in effect for the indebtedness evidenced by the Term Note, shall be secured hereby and by the Deed of Trust, and Assignor shall reimburse Lender therefor immediately upon demand.

 4.8. This Assignment shall not operate to prevent Lender from pursuing any remedy which it now has or hereafter may have under the terms or conditions of the Deed of Trust or the Note or any other instrument securing the same, or by law.

 4.9. The tenants under each of the Leases and buyers under each of the Purchase Agreements are hereby irrevocably authorized and directed to recognize the claims of Lender, or its assigns, hereunder without investigating the reason for any action taken by Lender, or the validity or the amount of indebtedness owing to Lender, or the existence of any default in the Deed of Trust, or under this Assignment, or the application of the Rents, earnest money or other deposits to be made by Lender. Assignor hereby irrevocably directs and authorizes each tenant and buyer to pay to Lender all sums due under its Lease or Purchase Agreement and consents and directs that said sums shall be paid to Lender without the necessity for a judicial determination that an Event of Default has occurred hereunder or under either of the Note or Deed of Trust or that Lender is entitled to exercise its rights hereunder. To the extent such sums are paid to Lender, Assignor agrees that the tenant or buyer shall have no further liability to Assignor for the same. The sole signature of Lender shall be sufficient for the exercise of any rights under this Assignment and the sole receipt by Lender for any sums received shall be a full discharge and release therefor to any such tenant, occupant or buyer of any portion of the Mortgaged Premises.

4.10. Lender, and not Assignor, shall be deemed to be the creditor of the tenants of the Leases or buyers under Purchase Agreements in respect of assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution, or receivership proceedings affecting any such tenants or buyers (without obligation on the part of Lender, however, to file or make timely filings of claims in such proceedings or otherwise to pursue creditor’s rights therein) with an option to Lender to apply any money received by Lender as such credit in reduction of the Obligations.

4.11. Assignor hereby irrevocably appoints Lender, and its successors and assigns its agent and attorney-in-fact to execute and deliver during the term of this Assignment such further instruments as Lender may deem necessary to make this Assignment and any further assignment effective provided that Lender shall not so act until after the occurrence of an event of default which remains uncured following the applicable cure period.

ARTICLE V.
Notice

Any notice provided for in this Assignment shall be in writing and shall be either personally delivered or given by certified mail, return receipt requested, postage prepaid, addressed to:

Assignor at:	Lee Oil Company, Inc.
P.O. Box 487, U.S. Highway Old 58
Ewing, Virginia 24248
Lender at:	Choice Financial Group
1697 South 42nd Street
Grand Forks, North Dakota 58201

or to such other address furnished by notice to the other party as provided herein. Any notice provided for in this Assignment shall be deemed to have been given when received.

ARTICLE VI.
Uniform Commercial Code

In addition to its being, but without in any way limiting or impairing its validity as, an assignment of Leases, Rents and Purchase Agreements, this Assignment shall also constitute a Security Agreement under the Uniform Commercial Code, creating in favor of Lender, until the Obligations are fully paid, a first and prior security interest in the Leases, the Rents and Purchase Agreements. Accordingly, Assignor hereby acknowledges to Lender that Lender shall have, in addition to all other rights and remedies afforded to it herein or in either Note and Deed of Trust, all rights and remedies afforded to secured parties by the Uniform Commercial Code. Assignor consents to the filing of a financing statement and other assurances as Lender may reasonably request to create, perfect and preserve the security interest herein created and shall cause such financing statements and assurances to be filed or recorded as Lender may reasonably request.

ARTICLE VII.
Miscellaneous

 7.1. This Assignment and each and every covenant, agreement and other provision hereof shall be binding upon Assignor, its successors and assigns, including without limitation each and every record owner of the Mortgaged Premises or any other person having an interest therein from time to time, and shall inure to the benefit of Lender and its successors and assigns.

 7.2. This Assignment is made with reference to and shall be governed by the laws of the State of Virginia. It is the intention of the parties hereto that this Assignment shall confer upon Lender the fullest rights, remedies and benefits available pursuant to Virginia law.

 7.3. All subsequently executed Leases, oral rental agreements and Purchase Agreements will ipso facto become subject to the provisions hereof without the necessity of any further action on the part of Assignor or Lender. Assignor shall, promptly on request of Lender, execute and deliver to Lender such further evidence of similar assignments thereof as Lender may request.

 7.4. Lender may take or release additional security, may release any party primarily or secondarily liable for the repayment of the Obligations, may grant extensions, renewals or indulgences with respect to such Obligations, and may apply any other security therefor held by it to the satisfaction of the Obligations without prejudice to any of its rights hereunder.

7.5.          Nothing herein contained, and no action taken pursuant to this Assignment, shall be construed as constituting Lender as a “Lender in possession.”

 7.6. Upon the payment in full of the Obligations, evidenced by the recording or filing of an instrument of satisfaction or full release of the Deed of Trust, this Assignment shall be void and of no effect.

 7.7. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Assignment invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. If any term of this Assignment shall be held to be invalid, illegal or unenforceable, the validity of other terms hereof shall in no way be affected thereby. This Assignment contains the entire agreement of Lender and Assignor with respect to the subject matter hereof and supersedes all prior agreements, discussions and understandings.

7.8 ASSIGNOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE INDEBTEDNESS OR ANY CONDUCT, ACT OR OMISSION OF ASSIGNOR OR LENDER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH ASSIGNOR OR LENDER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

IN WITNESS WHEREOF, the undersigned have caused this Third Party Assignment of Leases, Rents and Purchase Agreements to be duly executed as of the day and year first above written.

LEE OIL COMPANY, INC.

By:
Its

STATE OF	)
) ss
COUNTY OF	)

The foregoing instrument was acknowledged before me this ___ day of ____________, 2008, by __________________, the ________________ of  Lee Oil Company, Inc., a Virgina Coporation, on behalf of the corporation.

Notary Public

THIS INSTRUMENT WAS DRAFTED BY: Winthrop & Weinstine, P.A.
225 South Sixth Street, Suite 3500
Minneapolis, Minnesota 55402

EXHIBIT A
LEGAL DESCRIPTION